Exhibit 10.4

AMENDMENT NO. 1

TO

EXECUTIVE STOCKHOLDERS AGREEMENT

March 17, 2005

WHEREAS, Samsonite Corporation (the “Company”) has previously entered into the Executive Stockholders Agreement (the “Agreement”), dated as of September 25, 2003, by and among the Company, ACOF Management, L.P., Bain Capital (Europe) LLC, Ontario Teachers’ Pension Plan Board and each of the persons listed on Schedule I to this Amendment No. 1 (the “Executives”);

WHEREAS, the Agreement currently provides that “Executive Securities” shall be subject to the terms thereof, which term is defined to include Common Stock acquired by Executives pursuant to the exercise of Company stock options;

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined to amend and restate the Company’s FY 1999 Stock Option and Incentive Award Plan, as amended, in order, among other things, to provide for the grant of awards other than stock options, which awards may be, in whole or in part, in the form of, exercised for or settled in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders that any shares of Common Stock acquired through the grant, exercise or settlement of Common Stock-based awards other than stock options should also be subject to the Agreement; and

WHEREAS, pursuant to a resolution of the Board of Directors of the Company dated September 22, 2003, certain individuals (the “Authorized Officers”) are authorized to approve, prepare and execute changes to the Agreement;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.                                       The third recital of the Agreement is amended in its entirety to read as follows:

WHEREAS, the Executives may also (i) receive awards from the Company from time to time that may be in the form of, exercised for, or settled in, shares of common stock of the Company or (ii) acquire common stock of the Company due to the conversion of New Preferred Shares (in each case, such shares of common stock of the Company, the “Common Stock” and, along with the New Preferred Shares held by the Executives and their respective Permitted Transferees, collectively, the “Executive Securities”), which Executive Securities shall be subject to the terms of this Agreement; and

2.                                       The definition of “Original Cost” under Section 10 of the Agreement shall be amended in its entirety to read as follows:

“Original Cost” shall mean the price paid by an Executive for such Executive Securities; provided that the price paid with respect to Common Stock acquired pursuant to the exercise or settlement of awards described under clause (i) of the third recital of this Agreement shall be the purchase price, if any, set forth in the agreement evidencing such award.

Except as modified herein, the Agreement shall remain in full force and effect.  This Amendment No. 1 to the Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the authorized representatives of the undersigned entities set forth below, and the individuals set forth on Schedule 1 hereto, have set their respective hands as of the date first set forth hereabove.

Samsonite Corporation		ACOF Management, L.P.

By:	/s/ Richard H. Wiley	By:	/s/ Eric Beckman
	Name: Richard H. Wiley		Name:
	Title: Chief Financial Officer		Title:

Bain Capital (Europe) LLC		Ontario Teachers’ Pension Plan Board
By Bain Capital Investors, LLC, its Manager

By:	/s/ Melissa Bethell	By:	/s/ Lee Sienna
	Name:		Name:
	Title:		Title:

2

SCHEDULE 1

TO

AMENDMENT NO. 1

TO

EXECUTIVE STOCKHOLDERS AGREEMENT

/s/ Richard H. Wiley	/s/ Shashi Dash
Richard H. Wiley	Shashi Dash

/s/ Tom Korbas	/s/ Lynne Berard
Tom Korbas	Lynne Berard

/s/ Robert Farone	/s/ Beppi Fremder
Robert Farone	Beppi Fremder

/s/ Marc Matton	/s/ Ramesh Tainwala
Marc Matton	Ramesh Tainwala

/s/ Arne Borrey
Arne Borrey